Exhibit 99.3

RIGHTS OFFERING SUBSCRIPTION FORM

HUTCHINSON TECHNOLOGY INCORPORATED

Rights Offering

40,000 Units

Each Unit consisting of

$1,000 principal amount of 8.50% Senior Secured Second Lien Notes due 2017

and

a Warrant to purchase 96.725 shares of Common Stock,

Pursuant to the Preliminary Prospectus and Offer to Purchase dated February 6, 2012

(as it may be supplemented from time to time, the “Prospectus”)

THIS RIGHTS OFFERING WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON MARCH 6, 2012, WHICH IS REFERRED TO AS THE “EXPIRATION DATE,” UNLESS EARLIER TERMINATED OR EXTENDED BY HUTCHINSON TECHNOLOGY INCORPORATED.

The subscription agent and information agent for the

Rights Offering is:

D.F. King & Co., Inc.

By facsimile

(for eligible institutions only):

(212) 809-8838 Attn: Elton Bagley

Confirmation:

(212) 493-6996

By e-mail:

hutchinson@dfking.com

By Mail:	By Overnight Courier:	By Hand:
48 Wall Street, 22nd Floor	48 Wall Street, 22nd Floor	48 Wall Street, 22nd Floor
New York, NY 10005	New York, NY 10005	New York, NY 10005

DELIVERY OF THIS SUBSCRIPTION FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS SUBSCRIPTION FORM VIA A FACSIMILE NUMBER OR E-MAIL ADDRESS OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THIS SUBSCRIPTION FORM MUST BE DELIVERED TO THE SUBSCRIPITON AGENT AT OR BEFORE 9:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

DELIVERY OF THIS SUBSCRIPTION FORM WILL NOT CONSTITUTE A VALID EXERCISE OF SUBSCRIPTON RIGHTS UNLESS THE UNDERSIGNED ALSO DELIVERS PAYMENT OF THE SUBSCRIPTION PRICE TO THE COMPANY AS SET FORTH BELOW AT OR BEFORE 9:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE, UNLESS OTHER ARRANGEMENTS HAVE BEEN MADE WITH THE COMPANY PRIOR TO THE EXPIRATION DATE.

The undersigned acknowledges that it has received the Prospectus and this accompanying Rights Offering Subscription Form (the “Subscription Form”) of Hutchinson Technology Incorporated, a Minnesota corporation (the “Company”), relating to the Company’s distribution of one right (each, a “Subscription Right”) to subscribe for one unit (each, a “Unit”) for every $1,906.075 principal amount of the Company’s 3.25% Convertible Subordinated Notes due 2026 (the “Outstanding 3.25% Notes”). Each Unit consists of (1) $1,000 principal amount of the Company’s new 8.50% Senior Secured Notes due 2017 and (2) a warrant to purchase on a cashless basis 96.725 shares of the Company’s common stock, at an exercise price of $.01 per share for a period of ten years following the issue date.

Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Prospectus.

EXERCISE OF SUBSCRIPTION RIGHTS

Please read this entire Subscription Form and the information in the Prospectus under “The Rights Offering” carefully before checking any box below. Questions and requests for assistance or for additional copies of the Prospectus and this Subscription Form may be directed to the information agent, whose address and telephone numbers appear at the end of this form.

The Basic Offering

If the undersigned is tendering Outstanding 3.25% Notes into the Exchange Offer, it may also exercise the Subscription Rights corresponding to the Outstanding 3.25% Notes so tendered for exchange and Additional Units pursuant to the Oversubscription Opportunity described below. The number of Units to be purchased through exercise of Subscription Rights (not including any Additional Units under the Oversubscription Opportunity) is calculated by (i) dividing the principal amount of Outstanding 3.25% Notes tendered into the Exchange Offer by $1,000 and (ii) multiplying the resulting quotient by 0.524638. No fractional Units will be issued, so the number of Units to be purchased as calculated above must be rounded down to the nearest whole number. If any of the Subscription Rights corresponding to the Outstanding 3.25% Notes tendered into the Exchange Offer are to be exercised, they must all be exercised.

☐	CHECK HERE IF THE SUBSCRIPTION RIGHTS CORRESPONDING TO THE OUTSTANDING 3.25% NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER ARE BEING EXERCISED

VOI # of corresponding Outstanding 3.25% Notes exchanged:

The Subscription Price is $985 per Unit. Full payment of the Subscription Price for the Units subscribed for pursuant to the Basic Offering must be made in United States dollars and delivered by wire transfer of immediately available funds to the following account maintained by the Company:

Bank of America

100 West 33rd Street

New York, NY 10001

Wire Routing # 0260-0959-3

ACH Routing # 0710-0003-9

SWIFT Code: BOFAUS3N

for credit to:

Hutchinson Technology Inc. General Acct.

Acct. # 5800404450

Oversubscription Opportunity

If the undersigned is electing to exercise the Subscription Rights corresponding to the Outstanding 3.25% Notes tendered pursuant to the Exchange Offer, it may also elect to subscribe for up to a specified number of Additional Units, subject to pro rata distribution among all participants in the Rights Offering, pursuant to the Oversubscription Opportunity.

☐	CHECK HERE TO ELECT TO PARTICIPATE IN THE OVERSUBSCRIPTION OPPORTUNITY

MAXIMUM NUMBER OF ADDITIONAL UNITS TO PURCHASE:                                               (if no maximum number is specified, the undersigned will be allocated the full extent of its pro rata portion as set forth in the Prospectus under “The Rights Offering — Oversubscription Opportunity”)

Promptly following the Expiration Date the Company will notify each Oversubscribing Holder of the number of Additional Units allocated to such holder through the Oversubscription Opportunity in accordance with the allocation procedures outlined in the Prospectus. In order to purchase those Additional Units, the Oversubscribing Holder will be required to transmit the total Subscription Price for those Additional Units to the Company, in accordance with the wire transfer instructions provided above for the Basic Offering, within two business days of the delivery of such notice unless other arrangements have been made with the Company prior to the Expiration Date.

By subscribing for Additional Units through the Oversubscription Opportunity, the undersigned unconditionally agrees to deliver the Subscription Price for up to the maximum number of Additional Units it has elected to purchase within such two-business-day period unless other arrangements have been made with the Company prior to the Expiration Date. Except as otherwise agreed, the Company may reject any oversubscription election that is not fully funded within such two-business-day period.

By signing this form, the undersigned irrevocably elects to purchase the Units indicated above upon the terms and conditions specified in the Prospectus and agrees that if it fails to pay for the Additional Units as set forth herein, the Company may exercise any remedies available to it.

PLEASE SIGN HERE	PLEASE SIGN HERE

Authorized Signature of Registered Holder	Authorized Signature of Registered Holder

Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing as the owner of the Outstanding 3.25% Notes. See instructions below. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information:

Name:	Name:

Title:	Title:

Address:	Address:

Telephone Number:	Telephone Number:

Date:	Date:

Taxpayer Identification or Social Security Number:	Taxpayer Identification or Social Security Number:

SIGNATURE GUARANTEE

(If required, see instructions below)

Signature(s) Guaranteed by an Eligible Institution:

Date:
Authorized Signature

Name of Eligible Institution Guaranteeing Signature:	Address:

Capacity (full title):

Telephone Number:

Signatures on this Subscription Form; Guarantee of Signatures. If this Subscription Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and proper evidence satisfactory to the Company of that authority so to act must be submitted, unless waived by the Company.

Signatures on this Subscription Form need not be guaranteed if the Outstanding 3.25% Notes giving rise to the Subscription Rights exercised hereby are tendered pursuant to the Exchange Offer: (a) by any participant in DTC’s system whose name appears on a security position listing as the record owner of the Outstanding 3.25% Notes thereof; or (b) for the account of a firm that is a participant in DTC’s system and a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trading company having an office or correspondent in the United States or certain other eligible guarantors (each, an “Eligible Institution”). In all other cases, all signatures on this Subscription Form must be guaranteed by an Eligible Institution.

The information agent for the Rights Offering is:

D.F. King & Co., Inc.

48 Wall Street

22nd Floor

New York, New York 10005

Banks and brokers call: (212) 269-5550

All others call toll-free: (800) 758-5880